BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 23, 2010 10:18 PM Pacific Time

Incorporation Number: **C0826654**

Recognition Date and Time: *Continued into British Columbia on June 2, 2008 10:23 AM Pacific Time*

NOTICE OF ARTICLES

Name of Company:
TARSIS RESOURCES LTD.

REGISTERED OFFICE INFORMATION

Mailing Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

Delivery Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

Delivery Address:
950-1199 WEST HASTINGS STREET
VANCOUVER, BC BC V6E 3T5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Carlson, Gerald

Mailing Address:
1740 ORCHARD WAY
WEST VANCOUVER BC V7V 4E8
CANADA

Delivery Address:
1740 ORCHARD WAY
WEST VANCOUVER BC V7V 4E8
CANADA

Last Name, First Name, Middle Name:
Blythe, Marc

Mailing Address:
5342 MALASPINA PI
NORTH VANCOUVER BC V7R 4M1
CANADA

Delivery Address:
5342 MALASPINA PI
NORTH VANCOUVER BC V7R 4M1
CANADA

Last Name, First Name, Middle Name:
Lindsay, Craig T

Mailing Address:
4867 COLLINGWOOD STREET
VANCOUVER BC V6S 2B5
CANADA

Delivery Address:
409 GRANVILLE STREET
#350
VANCOUVER BC V6C 1T2
CANADA

Last Name, First Name, Middle Name:
Fleming, Adrian

Mailing Address:
SUITE 1500 - 409 GRANVILLE ST.
VANCOUVER BC V6C 1T2
CANADA

Delivery Address:
SUITE 1500 - 409 GRANVILLE ST.
VANCOUVER BC V6C 1T2
CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached